                                                                    Exhibit 4(d)

                                WARRANT AGREEMENT

                  This Warrant Agreement (this "AGREEMENT") dated as of ______ __, 2000, is made and entered into by and between Koch Agriculture Company, a Nebraska corporation ("KOCH") and Purina Mills, Inc., a Delaware corporation formerly known as PM Holdings Corporation ("PURINA").

                                    RECITALS
                                    --------

A. Prior to ______ __, 2000, Purina was known as PM Holdings Corporation ("PM HOLD INGS") and owned one-hundred percent (100%) of the capital stock of the Delaware corporation known as Purina Mills, Inc. ("OLD PMI").

B. On October 28, 1999 (the "Petition Date"), PM Holdings, Old PMI and certain of Old PMI's subsidiaries (collectively the "DEBTORS") filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code.

C. On January 18, 2000, the Debtors filed a Joint Plan of Reorganization (as the same may be amended in accordance with the terms thereof, the "PLAN") with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court").

D. Pursuant to the Plan and that certain Agreement and Plan of Merger dated as of ______, 2000, Old PMI has merged with and into PM Holdings (the "MERGER"). PM Holdings survived the Merger and changed its name to Purina Mills, Inc.

E. Pursuant to the Plan, and in connection with the Merger, Purina and Koch entered into a warrant purchase agreement (the "WARRANT PURCHASE AGREEMENT"), which granted Koch an option (the "OPTION") to purchase certain warrants (the "WARRANTS") entitling Koch to purchase certain shares of common stock of Purina authorized pursuant to the Plan (the "NEW COMMON STOCK").

F. Pursuant to the Warrant Purchase Agreement, Koch sent written notice to Purina on __________, 2000 declaring that it was exercising the Option on __________, 2000, as set forth in the Warrant Purchase Agreement. The Closing Date (as defined in the Warrant Purchase Agreement) has occurred.

                                    AGREEMENT
                                    ---------

                  In consideration of the foregoing and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                  Section 1. WARRANT CERTIFICATES. (a) As set forth in this Agreement, from time to time, certificates representing the Warrants shall be issued by Purina in substantially the form attached hereto as EXHIBIT A (the "WARRANT CERTIFICATES"). The Warrant Certificates shall evidence the right, subject to the provisions of this Agreement and of the Warrant Certificate, to purchase that number of shares of New Common Stock equal to the number of Warrants as set forth on the face thereof.

                           (b) Within three (3) business days from the date
hereof, Purina shall deliver to Koch one Warrant Certificate representing Warrants that entitle Koch to purchase a number of shares of New Common Stock equal to ten percent (10%) of the aggregate number of shares of New Common Stock that are issued and outstanding as of the Effective Date (as defined in and under the Plan) after giving effect to the exercise of the Warrants.

                           (c) The Warrant Certificate shall be dated the date
hereof and shall bear the signature of those officers of Purina as directed by Purina's Bylaws and Certificate of Incorporation and as required by applicable law.

                  Section 2. NO TRANSFER. Neither this Agreement nor any Warrants issued pursuant to this Agreement may be transferred or assigned by Koch without the prior written consent of Purina, which consent may be withheld in the sole discretion of Purina.

                  Section 3. EXERCISE OF WARRANTS.

                           (a) Each Warrant shall entitle Koch to purchase,
subject to the provi sions of this Agreement, one share of fully paid and non-assessable New Common Stock free from all taxes, liens and charges, at a price per share of [1.5 times Purina's per share reorganiza tion equity value as set forth in the Plan] payable in immediately available funds (the "EXERCISE PRICE").

                           (b) Koch may exercise the Warrants by surrendering
the Warrant Certificate at any time and from time to time, during normal business hours, at the principal executive office of Purina (the "PURINA OFFICE") along with (i) the Election to Receive Form set forth on the Warrant Certificate, duly executed and completed, (ii) the Exercise Price times the number of shares of New Common Stock to be issued upon the exercise of such Warrants, (iii) any taxes payable pursuant to Section 6 and (iv) reasonable proof of the fulfillment of any regulatory approvals or consents required as a condition to the exercise of such Warrants, if any.

                           (c) If Koch exercises less than all the Warrants
represented by the Warrant Certificate, Purina shall issue and deliver a new Warrant Certificate representing the unexercised Warrants to Koch.

                           (d) Purina shall deliver to Koch evidence of
ownership of one share of New Common Stock for each Warrant exercised, together with any amount of cash due in lieu of any fractional shares pursuant to Section
9. Koch will be deemed to be the holder of record of the shares of New Common Stock as of the date Koch surrenders the Warrant Certificate and delivers the Exercise Price therefor, regardless of when Purina delivers the evidence of owner ship to Koch pursuant to this Section 3(d).



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                           (e) Warrants may be exercised only on or before 5:00
p.m. (Central time) on ___________, 2001 (the "EXPIRATION DATE"). Any Warrant not exercised on or before the Expiration Date shall be void and all rights with respect thereto shall cease.

         Section 4. REPRESENTATIONS AND WARRANTIES OF PURINA. Purina represents and warrants to Koch that:

                           (a) Purina is a corporation organized, validly
existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement;

                           (b) the execution and delivery by Purina of this
Agreement and the consummation by Purina of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Purina and have been approved by the Bankruptcy Court;

                           (c) this Agreement has been duly executed and
delivered by Purina and constitutes the valid and binding obligation of Purina, enforceable against Purina in accordance with its terms;

                           (d) on or prior to the Effective Date, Purina shall
have taken all necessary corporate action to authorize and reserve and permit it to issue, at all times from the Effective Date through the Expiration Date shall have reserved, a sufficient number of shares of New Common Stock for issuance pursuant to the Warrant Agreement; and

                           (e) the execution and delivery of this Agreement by
Purina does not, and the consummation by Purina of the transactions contemplated by this Agreement will not

                                    (i) conflict with, or result in any
                           violation or breach of any provision of the certificate of incorporation, as amended to date, or bylaws, as amended to date, of Purina,

                                    (ii) result in any violation or breach of,
                           or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under any of the terms, conditions or provisions of any post-Petition Date note, bond, mortgage, indenture, lease, contract or other post-Petition Date agreement, instrument or obligation to which Purina or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound,

                                    (iii) conflict or violate any permit,
                           concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Purina or any of its subsidiaries or any of its or their respective properties or assets, or

                                    (iv) except as may be required under the
                           Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (the "HSR Act") (if applicable), do


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         not require any filing or notification with, or authorization, consent or approval of, any governmental entity,

                  other than in the case of (ii) and (iii) for any such violations, breaches, defaults, terminations, cancellations, accelerations, conflicts, filings, notifications, authorizations, consent or approvals which would not, individually or in the aggregate, have a material adverse effect on Purina and the Debtors taken as a whole.

                  Section 5. REPRESENTATIONS AND WARRANTIES OF KOCH. Koch represents and warrants to Purina that:

                           (a) Koch is a corporation duly organized, validly
existing and in good standing under the laws of the State of Nebraska, and has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement;

                           (b) the execution and delivery by Koch of this
Agreement and the consummation by Koch of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Koch;

                           (c) this Agreement has been duly executed and
delivered by Koch and constitutes the valid and binding obligation of Koch, enforceable against Koch, in accordance with its terms;

                           (d) the execution and delivery of this Agreement by
Koch does not, and the consummation by Koch of the transactions contemplated by this Agreement will not

                                    (i) conflict with, or result in any
                           violation or breach of any provision of the certificate of incorporation, as amended to date, or bylaws, as amended to date, of Koch,

                                    (ii) result in any violation or breach of,
                           or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Koch or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound,

                                    (iii) conflict or violate any permit,
                           concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Koch or any of its subsidiaries or any of its their properties or assets, or

                                    (iv) except as may be required under the HSR
                           Act, as amended, do not require any filing or notification with, or authorization, consent or approval of, any governmental entity,



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                  other than in the case of (ii) and (iii) for any such
violations, breaches, defaults, terminations, cancellations, accelerations, conflicts, filings, notifications, authorizations, consent or approvals which would not, individually or in the aggregate, have a material adverse effect, on Koch Industries Inc. and Koch.

                           (e) Koch is effecting the purchase contemplated
hereby for its own account, for investment and not with a view to resale or distribution except in compliance with federal and state securities laws. Koch agrees not to sell or otherwise transfer the Warrants or the shares of New Common Stock issuable upon the exercise thereof without registration under federal and state securities laws or an exemption therefrom. Koch acknowledges that the Warrants have not been, and the shares of New Common Stock issuable upon the exercise thereof will not be, registered under the Securities Act of 1933, as amended (the "Securities Act") or the securities laws of any state, and that the issuance of the Warrants is being, and the issuance of shares of New Common Stock upon exercise thereof will be, made in reliance upon an exemption from registration under the Securities Act for an offer and sale of securities that does not involve a public offering.

                           (f) Koch is qualified as an accredited investor
within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act.

                  Section 6. TAXES. Koch shall pay all taxes attributable to the initial issuance of shares of New Common Stock upon the exercise of the Warrants.

                  Section 7. MUTILATED, DESTROYED, LOST AND STOLEN WARRANT CERTIFICATES. In the event that any Warrant Certificate shall be mutilated, lost, stolen or destroyed, Purina shall issue a new Warrant Certificate in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate destroyed, lost or stolen. The new Warrant Certificate shall be of like tenor and represent an equivalent number of Warrants, but shall be issued and delivered only upon receipt of evidence reasonably satisfactory to Purina of such destruction, loss or theft of such Warrant Certificate and indemnity or bond, if requested, also reasonably satisfactory to Purina.

                  Section 8. ADJUSTMENT. The number of shares of New Common Stock issuable upon the exercise of each Warrant shall be subject to adjustment from time to time upon certain events (each, an "ADJUSTMENT EVENT") as follows:

                           (a) In the event that Purina shall (i) declare and
pay a dividend or make any other distribution with respect to the New Common Stock in shares of New Common Stock, (ii) subdivide the outstanding New Common Stock, (iii) combine the outstanding New Common Stock into a smaller number of shares or (iv) issue any shares of the New Common Stock in a reclassification of the New Common Stock (including any such reclassification in connection with a merger, consolidation or other business combination in which Purina is the continuing corporation), the number of shares of New Common Stock issuable upon the exercise of each Warrant immediately prior to an Adjustment Event shall be adjusted so that Koch shall thereafter be entitled to receive the number of shares of New Common Stock that Koch is entitled to pursuant to Section 1.



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                           (b) In the event that Purina shall issue rights,
options, warrants or securities convertible into or exchangeable for shares of New Common Stock (other than rights, options, warrants or securities issued under an employee or director plan or award or upon the exercise thereof) at a price that is lower than the current market value per share of New Common Stock as of the Adjustment Event, the number of shares of New Common Stock thereafter issuable upon the exercise of all the Warrants shall be determined by multiplying the number of shares of New Common Stock to which Koch would have been entitled upon the exercise of all the Warrants before the Adjustment Event by a fraction consisting of (i) a numerator equal to the number of shares of New Common Stock outstanding immediately before the Adjustment Event plus the number of shares of New Common Stock available for subscription or purchase or to be issued upon conversion or exchange of each convertible or exchangeable securities and (ii) a denominator equal to the number of shares of New Common Stock outstanding immediately before the Adjustment Event plus the number of shares of New Common Stock that could have been purchased immediately before the Adjustment Event with the aggregate consideration to be received by Purina in connection with the Adjustment Event. Notwithstanding anything to the contrary contained herein, the issuance of shares of New Common Stock or rights, options, warrants or securities convertible into or exchangeable for shares of New Common Stock to any officer, director or employee of Purina or any of its subsidiaries pursuant to a benefit plan shall not constitute an Adjustment Event.

                           (c) In the event that Purina shall distribute to all
holders of shares of New Common Stock evidence of indebtedness or any other assets (other than a cash distribution made as a dividend payable out of earnings or out of any surplus legally available for dividends under the laws of the state of Delaware) or rights to subscribe or purchase shares of New Common Stock, the number of shares of New Common Stock thereafter issuable upon the exercise of a Warrant shall be determined by multiplying the number of shares of Common Stock issuable upon exercise of a Warrant immediately prior to Adjustment Event by a fraction consisting of (i) a numerator equal to the current market price per share of New Common Stock at the record date used to determine the holders entitled to such dividend or distribution and (ii) a denominator equal to such current market value per share less the then fair market value of the portion of such evidence of indebtedness or assets so distributed, or of such subscription or purchase rights, applicable to one share of New Common Stock, as determined in good faith by the Board of Directors of Purina (the "BOARD OF DIRECTORS"). Any adjustment made pursuant to this Section 8(c) shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such distribution.

                           (d) In the event that Purina enters into a merger,
consolidation or other business combination with or into another corporation, or Purina sells or transfers its property, assets and business substantially as an entirety to a successor corporation, then the New Common Stock is, in effect, changed into a different kind or class of stock or other securities or property, in whole or in part, and Purina or the successor company, as the case may be, shall execute and deliver to Koch a supplemental agreement providing that Koch shall have the right under and upon the exercise of each Warrant to receive the kind and amount of shares of stock or other securities or property receivable upon such merger, consolidation or other business combination, or upon the dissolution following such sale or transfer, by a holder of the number of shares of New Common Stock of the successor company immediately prior to such change. Such


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supplemental agreement shall provide for adjustments that are as equivalent as practicable to the adjustments provided for in this Section 8.

                           (e) In the event that Purina shall take any action
other than an action described in this Section 8 that would materially and adversely affect the rights of Koch under this Agreement, the number of shares of New Common Stock issuable upon the exercise of each Warrant shall be adjusted in such manner and at such time as the Board of Directors may determine, in good faith, to be equitable under the circumstances.

                           (f) The certificate of any independent firm of public
accounting of recognized standing, to be mutually agreed upon by Purina and Koch, shall be conclusive evidence that any calculation made pursuant to this
Section 8 is correct. The fees and expenses of such public accounting firm shall be borne one-half (1/2) by Purina and one-half (1/2) by Koch.

                           (g) For the purpose of any calculation made pursuant
to this Section 8, the current market price per share of New Common Stock at any date shall be deemed to be the closing price for the date immediately prior to the public announcement of any Adjustment Event or, if there is no such closing price, the average of the last reported bid and asked prices immediately prior to the public announcement of any Adjustment Event. The closing price shall be the last reported sale price for a share of New Common Stock. In the event that no such reported sale takes place and there are no such reported bid and asked prices or if the shares of New Common Stock are not listed or admitted for trading on a principal national securities exchange, the current market value shall equal the book value per share of New Common Stock, calculated by dividing
(i) the stockholders' equity as reflected in the most recently available quarterly or year-end consolidated financial statements of Purina prepared in accordance with generally accepted accounting principles by (ii) the total number of shares of New Common Stock and New Common Stock equivalents as of the date of such financial statements.

                           (h) Whenever an adjustment is made pursuant to this
Section 8, Purina shall give notice to Koch setting forth, in reasonable detail, the events requiring such adjustment and the method by which such adjustment was calculated, as well as the number, kind or class of securities or property issuable upon the exercise of a Warrant after giving effect to such adjustment.

                           (i) No adjustment in the number of shares of New
Common Stock issuable upon exercise of a Warrant shall be required unless such adjustment would require an increase or decrease of at least 1% in the current market value of the New Common Stock to be issued upon exercise of all the Warrants. All calculations under this section 8 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                  Section 9. FRACTIONAL WARRANTS AND FRACTIONAL SHARES.

                           (a) Purina shall not be required to issue fractions
of Warrants or to distribute Warrant Certificates which evidence fractional Warrants. In lieu of such fractional Warrants, at Purina's option, Purina shall either (i) issue to Koch a full Warrant (by rounding fractional Warrants equal to one-half (1/2) or greater up and rounding fractional Warrants of less


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than one-half (1/2) down) or (ii) pay to Koch an amount in cash equal to the same fraction of the current market value of a full Warrant as determined in good faith by the Board of Directors.

                           (b) Notwithstanding an adjustment in the number of
shares of New Common Stock issuable upon the exercise of a Warrant, Purina shall not be required to issue fractions of shares of New Common Stock or to distribute certificates which evidence fractional shares of New Common Stock. In lieu of fractional shares of New Common Stock, at Purina's option, Purina shall either (i) issue to Koch a full share of New Common Stock (by rounding fractional shares up) or (ii) pay to Koch an amount in cash equal to the same fraction of the current market value of a share of New Common Stock, as determined in good faith by the Board of Directors.

                  Section 10. RESERVATION OF SHARES OF NEW COMMON STOCK. At all times prior to the Expiration Date, Purina shall reserve and keep available, free from preemptive rights, a number of shares of authorized but unissued New Common Stock for the purpose of satisfying its obligation to issue shares of New Common Stock upon the exercise of the Warrants as provided herein. The shares of New Common Stock reserved and kept available pursuant to this Section 10 shall be duly and validly issued, fully paid and non-assessable upon the exercise of the Warrants and payment in full of the Exercise Price therefor.

                  Section 11. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement is not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy available at law or in equity.

                  Section 12. NOTICE TO KOCH. In the event that Purina takes any action which would result in an Adjustment Event, Purina shall give Koch written notice that shall describe the circumstances and adjustment required as a result of such Adjustment Event, both in reasonable detail.

                  Section 13. NOTICES. Any notice required to be given to Koch or to Purina by this Agreement shall be sufficiently given if sent by mail, first class or registered, postage prepaid, return receipt requested, addressed as follows:

                           (a)   if to Purina, to:

                                 Purina Mills, Inc.
                                 1401 South Hanley Road
                                 St. Louis, Missouri 63144
                                 facsimile: (314) 768-4470
                                 attention:  David G. Kabbes, General Counsel

                           (b)   if to Koch, to:

                                 Koch Agriculture Company
                                 4111 East 37th Street North
                                 Wichita, Kansas 67220


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                                 facsimile: (316) 828-3133
                                 attention: Tye Darland, Esq.

                  Section 14. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of Purina or Koch shall bind and inure to the benefit of their respective permitted successors and assigns hereunder.

                  Section 15. GOVERNING LAW. THIS AGREEMENT AND EACH WARRANT CERTIFICATE ISSUED HEREUNDER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF DELAWARE AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE WITHOUT REGARD FOR CONFLICT OF LAWS PRINCIPLES.

                  Section 16. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than Purina and Koch any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of Purina and Koch.

                  Section 17. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.


                                             PURINA MILLS, INC.


                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________


                                             KOCH AGRICULTURE COMPANY


                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________

                                    EXHIBIT A

         THIS WARRANT IS SUBJECT TO THE TERMS AND PROVISIONS OF A WARRANT AGREEMENT, DATED ____________, 2000 (THE "WARRANT AGREEMENT"), BY AND BETWEEN PURINA MILLS, INC., FORMERLY KNOWN AS PM HOLDINGS CORPORATION ("PURINA") AND KOCH AGRICULTURE COMPANY. IF THERE IS ANY CONFLICT BETWEEN THE TERMS OF THE WARRANT AGREEMENT AND THIS WARRANT, THE TERMS OF THE WARRANT AGREEMENT SHALL APPLY. THIS WARRANT MAY NOT BE TRANSFERRED WITHOUT THE PRIOR WRITTEN CONSENT OF PURINA, WHICH CONSENT MAY BE WITHHELD IN THE SOLE DISCRETION OF PURINA. IN ADDITION, THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO PURINA, (B) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE ACT PROVIDED BY RULE 144 THEREUNDER, IF APPLICABLE OR (C) IN A TRANSACTION THAT IS IN COMPLIANCE WITH THE REQUIREMENTS OF OR EXEMPTIONS UNDER THE ACT AND ANY APPLICABLE UNITED STATES LAWS GOVERNING THE OFFER AND SALE OF SECURITIES.

                          [Form of Warrant Certificate]

                                     [Face]

                  This Warrant Certificate certifies that Koch Agriculture Company ("KOCH") is the registered holder of [_______] Warrants (the "WARRANTS") to purchase shares [________] of common stock (the "NEW COMMON STOCK") of Purina Mills, Inc., formerly known as PM Holdings Corporation ("PURINA") authorized under that certain plan of reorganization for Purina and certain of its subsidiaries, dated as of ___________, 2000, filed with the United States Bankruptcy Court for the District of Delaware (the "PLAN"). Each Warrant entitles Koch to purchase one share of New Common Stock from Purina after the date the Plan is made effective (the "EFFECTIVE DATE") and on or before 5:00 p.m. (Central time) on the one (1) year anniversary of the Effective Date, at which time the Warrants shall expire (the "EXPIRATION DATE"). Each share of New Common Stock may be purchased at the initial exercise price (as adjusted, the "EXERCISE PRICE") of $[___], payable in lawful money of the United States of America, upon surrender of this Warrant Certificate and payment of the Exercise Price at the office of Purina at 1401 South Hanley Road St. Louis, Missouri 63144 (the "PURINA OFFICE") subject to the conditions set forth herein and in the Warrant Agreement, dated ____________, 2000 (the "WARRANT AGREEMENT"), between Purina and Koch. The Exercise Price and number of shares of New Common Stock purchasable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

                  No Warrant may be exercised after the Expiration Date. After the Expiration Date, any unexercised Warrants will be void and all rights of Koch with respect thereto shall cease. Cash payments (or additional shares of New Common Stock) as determined pursuant


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to the Warrant Agreement may be made in lieu of fractional shares otherwise issuable upon such exercise.

                  This Warrant may not be sold, assigned, transferred, pledged, encumbered, hypothecated, given or otherwise disposed of (each a "TRANSFER") without the prior written consent of Purina, which consent may be withheld in the sole discretion of Purina. Any attempted Transfer of this Warrant or any portion hereof without the prior written consent of Purina shall be null and void and of no force or effect.

                  Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.




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                          [Form of Warrant Certificate]

                                    [Reverse]

                                PURINA MILLS, INC

                  The Warrant Agreement, dated ____________, 2000 (the "WARRANT AGREEMENT"), between Purina Mills, Inc., formerly known as PM Holdings Corporation ("PURINA") and Koch Agriculture Company ("KOCH") is hereby incorporated by reference and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of Purina and Koch.

                  The warrants represented by this Warrant Certificate (the "WARRANTS") may be exercised to purchase shares of common stock (the "NEW COMMON STOCK") of Purina authorized under that certain plan of reorganization for Purina and certain of its subsidiaries, dated as of ___________, 2000, filed with the United States Bankruptcy Court for the District of Delaware (the "PLAN") at any time after the date the Plan is made effective (the "EFFECTIVE DATE") and on or before 5:00 p.m. (Central time) on the one (1) year anniversary of the Effective Date, at which time the Warrants shall expire (the "EXPIRATION DATE"). Koch may exercise the Warrants evidenced by this Warrant Certificate by surrendering the Warrant Certificate, with the form of election to receive set forth hereon properly completed and executed, together with payment of $[___] per share of New Common Stock purchased (the "EXERCISE PRICE") and any taxes required to be paid pursuant to the Warrant Agreement, at the Purina Office. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof a new Warrant Certificate evidencing the number of Warrants not exercised.

                  The Warrant Agreement provides that, upon the occurrence of certain events, the Exercise Price and the number of shares of New Common Stock issuable upon the exercise of the Warrant, in each case set forth on the face hereof may, subject to certain conditions, be adjusted.

                  Purina may deem and treat Koch as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise or conversion hereof and for all other purposes, and Purina shall not be affected or in any way bound by any notice to the contrary.

                  WITNESS the signature of the duly authorized officer of Purina Mills, Inc.

Dated:
                                             By:  ______________________________
                                                  Name:
                                                  Title:



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


                         [Form of Election to Purchase]

                    (To be executed upon exercise of Warrant
                        on or before the Expiration Date)

                  The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ____ shares of New Common Stock and herewith tenders payments for such shares of New Common Stock in the amount of $_________ in accordance with the terms hereof. The undersigned requests that a certificate representing such shares of New Common Stock be registered in the name of ______________ whose address is ___________ and that such certificate be delivered to ____________ whose address is ______________. If said number of shares of New Common Stock is less than all purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the balance of the shares of New Common Stock be registered in the name of __________ whose address is ___________ and that such Warrant Certificate be delivered to __________ whose address is ___________. Any cash payments or payments of additional shares of New Common Stock to be paid in lieu of a fractional share of New Common Stock should be made to ___________ whose address is ___________ and the check representing payment thereof should be delivered to ____________ whose address is ____________.

Dated:___________________


                           Name of Holder of Warrant Certificate:

                                 Koch Agriculture Company

                           Address:     4111 East 37th Street North
                                        Wichita, Kansas 67220

                           By:  ________________________________
                                Name:
                                Title:


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